SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                Date of Report (date of earliest event reported):
                                  June 8, 2006

                            BASELINE OIL & GAS CORP.
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             (Exact Name of Registrant as Specified in its Charter)

    Nevada                         333-116890                        30-0226902
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  State of                         Commission                       IRS Employer
Incorporation                      File Number                      I.D. Number

                   20022 Creek Farm, San Antonio, Texas 78259
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                     Address of principal executive offices

                  Registrant's telephone number: (210) 481-5177

          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

      On June 8, 2006, Baseline Oil & Gas Corp. ("we" or the "Company") entered into a Mutual Termination Agreement (the "Termination Agreement") with Rex Energy Operating Corp. ("Rex Energy") and certain of its affiliates (collectively, the "Rex Parties"), pursuant to which we and the Rex Parties mutually terminated (i) that certain purchase agreement between us dated January 16, 2006 (the "Purchase Agreement") and (ii) that certain stock agreement dated January 16, 2006 (as amended on March 10, 2006, the "Stock Agreement"). For a summary of the transactions previously contemplated by the Purchase Agreement and the Stock Agreement, reference is made to our Report on Form 8-K, filed with the SEC on January 17, 2006 and our Annual Report on Form 10-KSB filed on March 31, 2006.

      Pursuant to the Termination Agreement, a copy of which is filed as Exhibit
99.1 hereto, we have also entered into a Mutual Release Agreement (the "Release Agreement") and a Mutual Non-Disparagement Agreement (the "Non-Disparagement Agreement") with the Rex Parties, copies of which are filed as Exhibits 99.2 and 99.3, respectively, hereto.

      Pursuant to the Termination Agreement, the Rex Parties surrendered for cancellation, 12,069,250 shares of our common stock, previously issued to them pursuant to the Stock Agreement. After giving effect to the cancellation of such shares, we have 30,271,818 shares of common stock outstanding as of the date hereof and options, warrants and convertible promissory notes to purchase up to an additional 19,871,590 shares of our common stock. Pursuant to the Release Agreement, we and the Rex Parties have agreed to release and hold each other harmless from all Claims stemming from Controversies (each as defined in the Release Agreement) arising out of our dealings with one another.

      Nothing in the Termination Agreement, the Release Agreement or the Non-Disparagement Agreement effects our rights with respect to the New Albany-Indiana, LLC, a Delaware limited liability company in which we own a 50% non-managed membership interest ("New Albany"). As previously disclosed, New Albany holds an undivided 48.75% working interest (40.7% net revenue interest) in (i) certain oil, gas and mineral leases covering approximately 80,000 acres in the State of Indiana and (ii) all of the rights of Aurora Energy Ltd. ("Aurora") under a certain Farmout Agreement with a third party. In addition, New Albany holds an option from Aurora, exercisable by New Albany until August 1, 2007, to acquire a fifty percent (50%) working interest in any and all acreage leased or acquired by Aurora or its affiliates in additional counties in Indiana (currently estimated to be 50,000 acres), at a fixed price of $25 per acre. New Albany also holds a 45% working interest in certain oil, gas and mineral leases acquired from Source Rock Resources, Inc., covering approximately 21,000 acres in Knox and Sullivan Counties in Indiana, which the Company believes contain New Albany Shale formation stratum. The Rex Parties continue to own the other 50% membership interest in New Albany, and Rex Energy Wabash, LLC is the managing member of New Albany and manages its day-to-day operations.


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

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.      Description
-----------      -----------

99.1             Mutual Termination Agreement dated June 8, 2006

99.2             Mutual Release Agreement dated June 8, 2006

99.3             Mutual Non-Disparagement Agreement dated June 8, 2006


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 8, 2006

                                                     BASELINE OIL & GAS CORP.


                                                     By: /s/ Barrie M. Damson
                                                         -----------------------
                                                         Barrie M. Damson
                                                         Chairman & CEO


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

                                  Exhibit Index

Exhibit No.      Description
-----------      -----------

99.1             Mutual Termination Agreement dated June 8, 2006

99.2             Mutual Release Agreement dated June 8, 2006

99.3             Mutual Non-Disparagement Agreement dated June 8, 2006


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